UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2024

Petros Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39752 (Commission File Number)	85-1410058 (I.R.S. Employer Identification No.)

1185 Avenue of the Americas, 3rd Floor

New York, New York 10036
(Address of principal executive offices) (Zip code)

(973) 242-0005
(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PTPI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission on January 21, 2022, Metuchen Pharmaceuticals LLC (“Metuchen”), a wholly owned subsidiary of Petros Pharmaceuticals, Inc. (the “Company”), entered into that certain (a) Settlement Agreement (the “Settlement Agreement”) and Security Agreement (the “Security Agreement”), each dated January 18, 2022, with Vivus LLC (the “Secured Party”) and (b) Promissory Note dated January 18, 2022, payable to the order of the Secured Party (the “Promissory Note”).

As a result of an event of default under the Settlement Agreement and the Security Agreement existing and continuing by virtue of Metuchen’s failure to pay the Installment (as defined in the Promissory Note) that was due October 1, 2024, all the obligations of Metuchen under the Settlement Agreement and the Security Agreement (the “Obligations”) became immediately due and payable on the date of the Foreclosure Notice (as defined below).

As of December 10, 2024, the unpaid amount of the Promissory Note was $7,246,634.90 in principal and $237,300.35 in interest. Interest continues to accrue on the foregoing amount at the default rate of 9% per annum.

Pursuant to the Security Agreement, the Secured Party holds a security interest against the Collateral (as defined in the Foreclosure Notice).

On December 10, 2024, pursuant to a Notice of Proposal to Accept Pledged Collateral in Partial Satisfaction of Indebtedness Pursuant to Uniform Commercial Code Section 9-620 (the “Foreclosure Notice”), the Secured Party proposed to accept all the Collateral (save and except the Specified License Agreement (as defined in the Security Agreement); collectively, the “Foreclosed Collateral”) in partial satisfaction of the Obligations. The Secured Party further proposed in the Foreclosure Notice that its acceptance of the Foreclosed Collateral would only constitute satisfaction of $2,000,000 worth of the Obligations and would not include any other amounts outstanding under the Promissory Note, the Settlement Agreement, or the Security Agreement, including but not limited to (i) all interest accrued or at any time accruing thereon and (ii) all other sums recoverable by the Secured Party from Metuchen by virtue of the Obligations.

On December 13, 2024, Metuchen accepted and agreed to the Foreclosure Notice.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROS PHARMACEUTICALS, INC.

Date: December 16, 2024	By:	/s/ Fady Boctor
Name: Fady Boctor
Title: President and Chief Commercial Officer